Exhibit 10.1

January 30, 2026

White Pearl Acquisition Corp.
244 Fifth Avenue

Suite #1835

New York, NY 10001

D. Boral Capital LLC
590 Madison Avenue
39th Floor
New York, NY 10022

Re: Initial Public Offering

Ladies and Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between White Pearl Acquisition Corp., a British Virgin Islands business company (the “Company”), and D. Boral Capital LLC, as representative of the underwriters in the IPO (the “Underwriter”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each comprised of one Class A ordinary share of the Company, no par value (the “Ordinary Shares”) and one right to receive one-fifth (1/5) of one Ordinary Share (the “Rights”). Certain capitalized terms used herein are defined in paragraph 17 hereof.

In order to induce the Company and the Underwriter to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a shareholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1. If the Company solicits approval of its shareholders of a Business Combination, the undersigned will vote all Ordinary Shares beneficially owned by him, her or it, whether acquired before, in or after the IPO, in favor of such Business Combination.

2. (a) Unless the Company’s shareholders are previously given the option to redeem their shares in connection with amending applicable documents to extend the time that the Company has to complete a Business Combination and the Company fails to consummate a Business Combination within 18 months from the closing of the Company’s IPO (or such later period approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association), or such earlier date the Company’s liquidation may commence, the undersigned shall take all reasonable steps to (i) cause the Trust Fund to be liquidated and distributed to the holders of the IPO Shares and (ii) cause the Company to liquidate as soon as reasonably practicable.

(b) The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund and any remaining net assets of the Company as a result of such liquidation with respect to his, her or its Insider Shares including any shares underlying the Private Units (including the shares underlying the Private Rights) (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever. The undersigned acknowledges and agrees that there will be no distribution from the Trust Fund with respect to any shares underlying the Private Units (including the shares underlying the Private Rights), all of which will terminate on the Company’s liquidation.

3. In the event of the liquidation of the Trust Fund, the undersigned (which for purposes of clarification shall not extend to any officer, member or manager of the undersigned) agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject as a result of any claim by any target business or vendor or other person who is owed money by the Company for services rendered or products sold or contracted for, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount of funds in the Trust Fund to below the lesser of (A) $10.00 per public share and (B) the actual amount per public share held in the Trust Fund as of the date of the liquidation of the Trust Fund, if less than $10.00 per share due to reductions in the value of the trust assets; in each case less taxes payable and up to $100,000 of interest that may be released to the Company to pay liquidation and dissolution expenses; provided that such indemnity shall not apply if such target business, vendor or other person has executed an agreement waiving any claims against the Trust Fund.1

[1]	Applicable to White Pearl Group Limited only.

4. In the event that the Company does not consummate a Business Combination and must liquidate and its remaining net assets are insufficient to complete such liquidation, the undersigned agrees to advance such funds necessary to complete such liquidation and agrees not to seek recourse for such expenses.2

5. (a) The undersigned agree that they shall not Transfer (as defined below) any Insider Shares until the earlier of (i) six months after completion of an initial Business Combination, or (ii) subsequent to an initial Business Combination, (A) if the last reported sale price of the Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing any time after completion of an initial Business Combination or (B) the date the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of its public shareholders having the right to exchange their Ordinary Shares for cash, securities or other property.

(b) Notwithstanding the provisions set forth in paragraph 5(a), Transfers of the Insider Shares and Private Securities, if any, are permitted (i) among the undersigned or to an undersigned’s member, partner, officer, director, or affiliate; (ii) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) by virtue of the laws of the British Virgin Islands or the Sponsor’s operating agreement upon dissolution of the Sponsor, or (vi) in the event of the Company’s liquidation prior to its completion of the initial Business Combination; provided, however, that, in the case of clauses (i) through (vi), each transferee agrees in writing to be bound by the Transfer restrictions and the other restrictions contained in this Letter Agreement.

(c) The undersigned agrees that until the Company consummates a Business Combination, the undersigned’s Private Units (including the Private Rights and the shares underlying the Private Rights and Private Units) will be subject to the transfer restrictions described in the subscription agreement relating to the undersigned’s Private Units (including the Private Rights and the shares underlying the Private Rights and Private Units).

6. The undersigned agrees that until the Company consummates a Business Combination, the undersigned’s Founder Shares will be subject to the transfer restrictions described in the Registration Rights Agreement related to the undersigned’s Founder Shares.

7. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire a target business, until the earlier of the execution of a merger agreement by the Company of a Business Combination or the liquidation of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have.

8. The undersigned acknowledges and agrees that prior to entering into a Business Combination with a target business that is affiliated with any Insiders of the Company or their affiliates, including any company that is a portfolio company of, or otherwise affiliated with, or has received financial investment from, an entity with which any Insider or their affiliates is affiliated, such transaction must be approved by a majority of the Company’s disinterested independent directors and the Company would obtain an opinion from an independent investment banking firm or an independent accounting firm or any other firm that commonly renders valuation opinions that our initial business combination is fair to our company from a financial point of view. The Company is not required to obtain such an opinion in any other context.

[2]	Applicable to White Pearl Group Limited only.

9. Except as disclosed in the prospectus that is part of the Company’s registration statement (the “Prospectus”) for the IPO and as stipulated in clause 10, neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive and will not accept any compensation or other cash payment for services rendered in connection with, the consummation of the Business Combination; provided that the Company shall be allowed to repay working capital loans made by the undersigned to the Company in cash upon consummation of the Business Combination. Notwithstanding the foregoing, the undersigned and any affiliate of the undersigned shall be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with identifying, investigating and consummating a Business Combination with approval from the Chief Financial Officer from proceeds held outside the Trust Account.

10. The undersigned, any member of the family of the undersigned, or any affiliate of the undersigned will be entitled to receive or accept a finder’s fee, advisory fee, consulting fee or success fee for any services in order to effectuate the completion of a Business Combination, which, if made prior to the completion of the Business Combination, will be paid from proceeds held outside the Trust Account.

11. Each undersigned individual agrees to be a director/officer of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. Such undersigned’s biographical information previously furnished to the Company and the Underwriter is true and accurate in all material respects, does not omit any material information with respect to such undersigned’s biography and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The undersigned’s FINRA Questionnaire previously furnished to the Company and the Underwriter is true and accurate in all material respects. The undersigned represents and warrants that:

(a) He, she or it has never had a petition under the federal bankruptcy laws or any state insolvency law been filed by or against (i) him, her or it, or any partnership in which he or she was a general partner at or within two years before the time of filing; or (ii) any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing;

(b) He, she or it has never had a receiver, fiscal agent or similar officer been appointed by a court for his business or property, or any such partnership;

(c) He, she or it has never been convicted of fraud in a civil or criminal proceeding;

(d) He, she or it has never been convicted in a criminal proceeding or named the subject of a pending criminal proceeding (excluding traffic violations and minor offenses);

(e) He, she or it has never been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining or otherwise limiting him, her or it from (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission (“CFTC”) or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or from engaging in or continuing any conduct or practice in connection with any such activity; or (ii) engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities or federal commodities laws;

(f) He, she, or it has never been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days his, her or its right to engage in any activity described in 11(e)(i) above, or to be associated with persons engaged in any such activity;

(g) He, she, or it has never been found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, where the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated;

(h) He, she, or it has never been found by a court of competent jurisdiction in a civil action or by the CFTC to have violated any federal commodities law, where the judgment in such civil action or finding by the CFTC has not been subsequently reversed, suspended or vacated;

(i) He, she, or it has never been the subject of, or a party to, any federal, state or foreign judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any federal, state or foreign securities or commodities law or regulation, (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and desist order, or removal or prohibition order or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity;

(j) He, she or it has never been the subject of, or party to, any sanction or order, not subsequently reversed, suspended or vacated, or any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member;

(k) He, she or it has never been convicted of any felony or misdemeanor: (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the SEC; or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment advisor or paid solicitor of purchasers of securities;

(l) He, she or it was never subject to a final order of a state or foreign securities commission (or an agency of officer of a state performing like functions); a state or foreign authority that supervises or examines banks, savings associations, or credit unions; a state or foreign insurance commission (or an agency or officer of a state performing like functions); an appropriate federal or foreign banking agency; the CFTC; or the National Credit Union Administration that is based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct;

(m) He, she or it has never been subject to any order, judgment or decree of any court of competent jurisdiction, that, at the time of the sale of the Units, restrained or enjoined him, her or it from engaging or continuing to engage in any conduct or practice: (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the SEC or any foreign regulatory agency with similar functions; or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(n) He, she or it has never been subject to any order of the SEC or any foreign regulatory agency with similar functions that orders him, her or it to cease and desist from committing or causing a future violation of: (i) any scienter-based anti-fraud provision of the federal securities laws, including, but not limited to, Section 17(a)(1) of the Securities Act, Section 10(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 10b-5 thereunder, Section 15(c) and Section 206(1) of the Investment Advisers Act of 1940 (the “Advisers Act”) or any other rule or regulation thereunder; or (ii) Section 5 of the Securities Act;

(o) He, she or it has never filed (as a registrant or issuer), or been named as an underwriter in any registration statement or Regulation A offering statement filed with the SEC that was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, currently, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued;

(p) He, she or it has never been subject to a United States Postal Service false representation order, or is currently subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations;

(q) He, she or it is not subject to a final order of a state securities commission (or an agency of officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the CFTC; or the National Credit Union Administration that bars the undersigned from: (i) association with an entity regulated by such commission, authority, agency or officer; (ii) engaging in the business of securities, insurance or banking; or (iii) engaging in savings association or credit union activities;

(r) He, she or it is not subject to an order of the SEC entered pursuant to section 15(b) or 15B(c) of the Exchange Act or section 203(e) or 203(f) of the Advisers Act that: (i) suspends or revokes the undersigned’s registration as a broker, dealer, municipal securities dealer or investment adviser; (ii) places limitations on the activities, functions or operations of, or imposes civil money penalties on, such person; or (iii) bars the undersigned from being associated with any entity or from participating in the offering of any penny stock; and

(s) He, she or it has never been suspended or expelled from membership in, or suspended or barred from association with a member of, a securities self-regulatory organization (e.g., a registered national securities exchange or a registered national or affiliated securities association) for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

12. The undersigned has full right and power, without violating any agreement by which he, she or it is bound, to enter into this letter agreement and to serve as a director and/or officer of the Company, as applicable.

13. In the event the over-allotment option granted to the underwriters of the IPO is not exercised in full, the undersigned acknowledges and agrees that it (and, if applicable, any transferee of any of the Class B Ordinary Shares purchased and issued to the undersigned hereunder) shall forfeit any and all rights to such number of the Class B Ordinary Shares purchased and issued to the undersigned hereunder (up to an aggregate of all of the 500,000 Class B Ordinary Shares so purchased and issued and pro rata based upon the percentage of the over-allotment option exercised) such that immediately following such forfeiture, the undersigned (and any such transferees of the undersigned) will own, in total, an aggregate number of the ordinary shares (not including the ordinary shares underlying any Private Units (whether comprised in any such units or standing alone) or any units purchased by the undersigned in the IPO or in the aftermarket) equal to 25% of the issued and outstanding ordinary shares of the Company immediately following the IPO. If any of the Class B Ordinary Shares are forfeited in accordance with this clause 13, then after such time the undersigned (or any successor in interest), shall no longer have any rights as a holder of such forfeited Class B Ordinary Shares, and the Company shall take such action as is appropriate to redeem and cancel such forfeited Class B Ordinary Shares, which may include by way of the compulsory redemption and cancellation of such Class B Ordinary Shares for nil consideration. In addition, the undersigned hereby irrevocably grants the Company a limited power of attorney for the purpose of effectuating the foregoing and agrees to take any and all action reasonably requested by the Company necessary to effect any adjustment in this clause 13 (including any such redemption as is referred to herein above).3

14. The undersigned hereby waives his, her or its right to exercise redemption rights with respect to any Ordinary Shares owned or to be owned by the undersigned, directly or indirectly, whether purchased by the undersigned prior to the IPO, in the IPO or in the aftermarket, and agrees that he, she or it will not seek redemption with respect to or otherwise sell, such shares in connection with any vote to approve a Business Combination with respect thereto, a vote to amend the provisions of the Company’s Amended and Restated Memorandum and Articles of Association, or a tender offer by the Company prior to a Business Combination.

15. The undersigned hereby agrees to not propose, or vote in favor of, an amendment to the Company’s Amended and Restated Memorandum and Articles of Association with respect to the Company’s pre-Business Combination activities prior to the consummation of a Business Combination unless the Company offers holders of IPO Shares the right to receive their pro rata portion of the funds then held in the Trust Fund.

[3]	Applicable to White Pearl Group Limited only.

16. In connection with Section 5-1401 of the General Obligations Law of the State of New York, this letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law that would result in the application of the substantive law of another jurisdiction. The parties hereto agree that any action, proceeding or claim arising out of or relating in any way to this letter agreement shall be resolved through final and binding arbitration in accordance with the International Arbitration Rules of the American Arbitration Association (“AAA”). The arbitration shall be brought before the AAA International Center for Dispute Resolution’s offices in New York City, New York, will be conducted in English and will be decided by a panel of three arbitrators selected from the AAA Commercial Disputes Panel and that the arbitrator panel’s decision shall be final and enforceable by any court having jurisdiction over the party from whom enforcement is sought. The cost of such arbitrators and arbitration services, together with the prevailing party’s legal fees and expenses, shall be borne by the nonprevailing party or as otherwise directed by the arbitrators.

17. As used herein, (i) a “Business Combination” shall mean a merger, share exchange, asset acquisition, contractual arrangement, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities; (ii) “Insiders” shall mean all officers, directors and shareholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the Ordinary Shares of the Company acquired by an Insider prior to the IPO and any Ordinary Shares underlying the Private Units; (iv) “IPO Shares” shall mean the Ordinary Shares issued in the Company’s IPO; (v) “Private Units” shall mean (x) the Units purchased in the private placement taking place simultaneously with the consummation of the Company’s IPO and (y) the additional Units that may be purchased in connection with the exercise of the over-allotment option by the underwriters in the IPO as described in the Registration Statement and “Private Rights” shall mean the rights included in the Private Units; (vi) “Registration Statement” means the registration statement on Form S-1 filed by the Company with respect to the IPO; and (vii) “Trust Fund” shall mean the trust fund into which a portion of the net proceeds of the Company’s IPO and private placement will be deposited.

18. Any notice, consent or request to be given in connection with any of the terms or provisions of this letter agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

If to the Underwriter:

D. Boral Capital LLC
590 Madison Avenue
39th Floor
New York, NY 10022
Attn.: Syed Ahmad
Email: sahmad@dboralcapital.com

with a copy (which copy shall not constitute notice) to:

Hunter Taubman Fischer & Li LLC
950 Third Avenue, 19th Floor
New York, NY 10022
Attn: Ying Li, Esq./Sally Yin, Esq.
Email: yli@htflawyers.com/sally.yin@htflawyers.com

If to the Company:

White Pearl Acquisition Corp.
244 Fifth Avenue

Suite #1835

New York, NY 10001
Attn: Naphat Sirimongkolkasem, Chief Executive Officer

with a copy (which copy shall not constitute notice) to:

Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Attn: Giovanni Caruso

Email: gcaruso@loeb.com

19. No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This letter agreement shall be binding on the parties hereto and any successors and assigns thereof.

20. The undersigned acknowledges and understands that the Underwriter and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO.

[Signature Page Follows]

Sincerely,

White Pearl Group Limited

By:	/s/ Naphat Sirimongkolkasem
Name:	Naphat Sirimongkolkasem
Title:	Authorized Signatory

/s/ Naphat Sirimongkolkasem
Naphat Sirimongkolkasem

/s/ Joseph Chow
Joseph Chow

/s/ Yuxun Sun
Yuxun Sun

/s/ Jiang Hua Feng
Jiang Hua Feng

WHITE PEARL ACQUISITION CORP.

Acknowledged and Agreed:

By:	/s/ Naphat Sirimongkolkasem
Name:	Naphat Sirimongkolkasem
Title:	Chief Executive Officer

[Signature Page to Letter Agreement]

D. Boral Capital LLC

Acknowledged and Agreed only with respect to paragraphs 1, 2, 12 and 14-20 herein:

By:	/s/ Phil Wiederlight
Name:	Phil Wiederlight
Title:	Chief Operating Officer

[Signature Page to Letter Agreement]